                               POWER OF ATTORNEY

     Know all persons by these presents that the undersigned hereby constitutes and appoints each of Harold Rogers, James Roe, Shari Ness-Shemesh, Bahi Okupa-
Hines, and Robert Kelley signing individually, the undersigned's true and lawful attorneys-in fact and agents to:

     (1)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or greater than 10% stockholder of Coupang, Inc. (the "Company"), (a) Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended
           (the "Exchange Act") and the rules thereunder, and (b) Form ID,
           Uniform Application for Access Codes to File on EDGAR, including
           Update Passphrase Confirmation, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange
           Commission (the "SEC") of reports required by Section 16(a) of the
           Exchange Act;

     (2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
           Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

     (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
           fact's discretion.

            The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3,
4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-
in-fact individually, until such attorney-in-fact is no longer employed by the
Company or Gibson, Dunn and Crutcher LLP.

     The undersigned has caused this Power of Attorney to be executed as of
March 31, 2022.

                                           By: /s/ Michael Parker
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